Exhibit 10.2

NEOSTEM, INC.

2003 Equity Participation Plan 1

1.  Purpose of the Plan.   The Neostem, Inc. 2003  Equity Participation Plan (the “Plan”) is intended to advance the interests of Neostem, Inc. (the  “Company”)  by  inducing  individuals  or entities of outstanding ability and potential to join and remain with, or provide consulting or advisory  services  to, the Company,  by  encouraging  and enabling  eligible employees,   non-employee   Directors,   consultants  and  advisors  to  acquire proprietary  interests  in the  Company,  and  by  providing  the  participating employees,  non-employee Directors,  consultants and advisors with an additional incentive  to  promote  the  success of the  Company.  This is  accomplished  by providing for the granting of “Options,” which term as used herein includes both “Incentive  Stock Options” and  “Nonstatutory Stock Options,” as later defined, and “Restricted Stock,” to employees,  non-employee  Directors,  consultants and advisors.

2.  Administration.  The  Plan  shall  be  administered  by the  Board  of Directors of the Company (the “Board” or “Board of Directors”) or by a committee (the “Committee”)  consisting of at least two (2) directors chosen by the Board of Directors.  The directors chosen by the Board of Directors shall be “outside directors” (as that term is defined by the Internal Revenue Code of 1986, as amended, and regulations thereunder) to the extent that there are at least two such outside directors serving on the Board.   Except as  herein  specifically  provided,  the  interpretation  and construction  by the Board of Directors or the Committee of any provision of the Plan or of any Option, or with respect to any Restricted Stock, granted under it shall be final and  conclusive.  The receipt of Options or  Restricted  Stock by Directors, or any members of the Committee, shall not preclude their vote on any matters in connection with the administration or interpretation of the Plan.

3. Shares Subject to the Plan. The shares subject to Options granted under the Plan, and shares granted as Restricted Stock under the Plan, shall be shares of the Company’s  common stock,  par value $.001 per share (the “Common Stock”), whether  authorized  but unissued or held in the Company’s  treasury,  or shares purchased from stockholders expressly for use under the Plan. The maximum number of  shares of  Common  Stock  which may be  issued  pursuant  to  Options  or as Restricted  Stock  granted  under  the Plan  shall not exceed in the  aggregate twenty five million (25,000,000)  shares.  The Company shall at all times while the Plan is in force  reserve  such  number of  shares  of  Common  Stock as will be sufficient to satisfy the requirements of all outstanding  Options granted under the Plan.  In the event  any  Option  granted  under  the Plan  shall  expire or terminate for any reason  without  having been  exercised in full or shall cease for any reason to be  exercisable in whole or in part,  the  unpurchased  shares subject  thereto  shall again be available  for Options and grants of Restricted Stock under the Plan. In the event any shares of Restricted  Stock are forfeited for any reason, the shares forfeited shall again be available for Options and grants of  Restricted  Stock under the Plan.  In the event  shares of Common  Stock are delivered  to, or  withheld  by, the Company  pursuant  to Sections  14(b) or 27 hereof,  only the net  number  of  shares  issued,  i.e.,  net of the  shares so delivered or withheld,  shall be considered to have been issued  pursuant to the Plan.  Notwithstanding the foregoing, no more than 10,000,000 shares of Common Stock may be granted to any one person with respect to Options during any one calendar year period.

4.  Participation.  The class of  individuals  that shall be  eligible  to receive Options  (“Optionees”) and Restricted Stock  (“Grantees”) under the Plan  shall be (a) with  respect to  Incentive  Stock  Options  described in Section 6 hereof,  all  employees  of either  the  Company  or any  parent  or  subsidiary corporation of the Company,  and (b) with respect to Nonstatutory  Stock Options described  in  Section 7 hereof and  Restricted  Stock  described  in Section 18 hereof,  all  employees,  and  non-employee  Directors  of, or  consultants  and advisors to, either the Company or any parent or subsidiary  corporation  of the Company;  provided,  however,  neither nonstatutory Stock Options nor Restricted Stock  shall be  granted  to any  such  consultant  or  advisor  unless (i)

1                      On February 6, 2003 this Plan was originally adopted by the Board and on July 24, 2003 originally approved by the shareholders.  On May 4, 2005 this Plan was amended by the Board and on July 20, 2005 the amendment was approved by the shareholders.   This amended and restated plan was adopted by the Board on July 17, 2006 and approved by the shareholders on August 29, 2006.  This plan was further amended by the Board on October 10, 2006.

the consultant  or advisor is a natural  person  (or an entity  wholly-owned  by the consultant or advisor),  (ii) bona fide services have been or are to be rendered by such consultant or advisor and (iii) such services are not in connection with the offer or sale of  securities  in a capital  raising  transaction  and do not directly  or  indirectly   promote  or  maintain  a  market  for  the  Company’s securities. The Board of Directors or the Committee, in its sole discretion, but subject  to the  provisions  of the Plan,  shall  determine  the  employees  and non-employee  Directors of, and the consultants and advisors to, the Company and its parent and  subsidiary  corporations  to whom Options and  Restricted  Stock shall be granted (“Participants”), and the number of shares to be covered by each Option and each Restricted  Stock  grant,  taking into account the nature of the  employment  or services rendered by the individuals or entities being considered,  their annual compensation,  their present and potential  contributions  to the success of the Company,  and such other  factors as the Board of Directors or the Committee may deem  relevant.  Notwithstanding  the foregoing,  the selection of  non-employee Directors  whom Options are to be granted,  the number of shares  subject to the Option,  and the exercise price of any Option shall be as set forth in Section 8 hereof  and the  Committee  shall have no  discretion  as to such  matters.  For purposes hereof, a non-employee to whom an offer of employment has been extended shall be  considered  an  employee,  provided  that the Options  granted to such individual shall not be exercisable,  and the Restricted Stock granted shall not vest,  in whole or in part,  for a period  of at least one year from the date of grant and in the event the  individual  does not  commence  employment  with the Company,  the Options and/or  Restricted  Stock granted shall be considered null and void.

5. Stock Option Agreement.  Each Option  granted  under the Plan shall be authorized by the Board of Directors or the Committee, and shall be evidenced by a Stock  Option  Agreement  which  shall be  executed  by the Company and by the individual or entity to whom such Option is granted.  The Stock Option Agreement shall  specify  the  number of shares of Common  Stock as to which any Option is granted, the period during which the Option is  exercisable,  and the option price per share thereof,  and such other terms  and  provisions  as the  Board of  Directors  or the  Committee  may deem necessary or appropriate.

6. Incentive Stock  Options.  The Board of Directors or the Committee may grant  Options  under the Plan which are  intended to meet the  requirements  of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”),  with respect to  “incentive  stock  options,”  and which are subject to the following terms and  conditions  and any other terms and  conditions as may at any time be required by Section 422 of the Code  (referred to herein as an “Incentive  Stock Option”):

(a) No Incentive Stock Option shall be granted to individuals  other than  employees of the Company or of a parent or subsidiary  corporation  of the Company.

(b) Each Incentive Stock Option under the Plan must be granted prior to February  6, 2013,  which is within ten (10) years from the date the Plan was adopted by the Board of Directors.

(c) The option price of the shares  subject to any  Incentive  Stock Option  shall not be less than the fair market  value (as defined in  subsection (f) of this  Section 6) of the  Common  Stock at the time such  Incentive  Stock Option is granted; provided, however, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted,  more than ten  percent  (10%) of the total  combined  voting  power of all classes of stock of the Company or of a parent or subsidiary  corporation of the Company (a “10% Stockholder”), the option price of the shares subject to the Incentive Stock Option shall be at least one hundred ten percent (110%) of the fair market value of the Common Stock at the time such Incentive Stock Option is granted.

(d) No  Incentive  Stock  Option  granted  under  the Plan  shall be exercisable  after the  expiration of ten (10) years from the date of its grant. However,  if an  Incentive  Stock Option is granted to a 10%  Stockholder,  such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date of its grant. Every Incentive Stock Option granted under the Plan shall be subject to earlier termination as expressly provided in Section 13 hereof.

(e) For purposes of determining  stock  ownership under this Section 6, the attribution rules of Section 424(d) of the Code shall apply.

(f) For purposes of the Plan,  fair market value shall be determined by the Board of  Directors  or the  Committee.  If the Common Stock is listed or traded on a national  securities  exchange,  The Nasdaq Stock Market (“Nasdaq”), the National  Association of Securities  Dealers OTC Electronic  Bulletin Board (the  “Bulletin  Board”),  the Bulletin  Board  Exchange (the “BBX”) or the Pink Sheets (or any successor  organization),  fair market value shall be the closing selling price or, if not available,  the closing bid price or, if not available, the high bid price of the Common  Stock  quoted on such  exchange,  Nasdaq,  the Bulletin Board, the BBX or the Pink Sheets (or any successor  organization),  as reported thereby,  as the case may be, on the day immediately  preceding the day on which the Option is granted  (or, if granted  after the close of business for trading,  then on the day on which the  Option is  granted),  or, if there is no selling or bid price on that day, the closing  selling price,  closing bid price or high bid price,  as the case may be, on the most  recent  day which  precedes that day and for which such prices are available.  If there is no selling or bid price for the ninety  (90) day period  preceding  the date of grant of an Option hereunder,  fair market value shall be  determined in good faith by the Board of Directors or the Committee upon the reasonable application of a reasonable valuation method.

7. Nonstatutory Stock Options. The Board of Directors or the Committee may grant Options under the Plan which are not intended to meet the  requirements of Section  422 of the Code,  as well as  Options  which are  intended  to meet the requirements of Section 422 of the Code but the terms of which provide that they will not be  treated  as  Incentive  Stock  Options  (referred  to  herein  as a “Nonstatutory Stock Option”). Nonstatutory Stock Options shall be subject to the following terms and conditions:

(a) A Nonstatutory  Stock Option may be granted to any individual or entity  eligible to receive an Option  under the Plan  pursuant to clause (b) of Section 4 hereof.

(b) The option price of the shares subject to a  Nonstatutory  Stock Option shall be  determined by the Board of Directors or the  Committee,  in its sole discretion, at the time of the grant of the Nonstatutory Stock Option.

(c) A  Nonstatutory  Stock Option  granted  under the Plan may be of such  duration as shall be determined by the Board of Directors or the Committee (subject to earlier termination as expressly provided in Section 13 hereof).

8. Intentionally Omitted.

9. Reload Options.  The Board of  Directors  or the  Committee  may grant Options with a reload feature. A reload feature shall only apply when the option price is paid by delivery of Common Stock (as set forth in Section 14(b)(ii)) or by having  the  Company  reduce the number of shares  otherwise  issuable  to an Optionee  (as  provided  for in the last  sentence  of  Section  14(b))  (a “Net Exercise”).  The Stock Option  Agreement for the Options  containing  the reload feature shall provide that the Option  holder shall  receive,  contemporaneously with the payment of the option  price in shares of Common  Stock or in the event of a Net Exercise,  a reload stock option (the “Reload Option”) to purchase that number of shares of Common Stock equal to the sum of (i) the number of shares of Common  Stock  used to  exercise  the Option (or not issued in the case of a Net Exercise),  and (ii) with respect to Nonstatutory  Stock Options,  the number of shares of Common Stock used to satisfy any tax  withholding  requirement incident to the  exercise  of such  Nonstatutory  Stock  Option.  The  terms  of the Plan applicable  to the Option shall be equally  applicable to the Reload Option with the  following  exceptions:  (i) the  option  price per  share of  Common  Stock deliverable upon the exercise of the Reload Option,  (A) in the case of a Reload Option which is an Incentive  Stock Option being  granted to a 10%  Stockholder, shall be one hundred ten percent  (110%) of the fair market  value of a share of Common Stock on the date of grant of the Reload  Option and (B) in the case of a Reload Option which is an Incentive Stock Option being  granted to a person  other than a 10%  Stockholder  or is a  Nonstatutory Stock  Option,  shall be the fair market value of a share of Common Stock on the date of grant of the Reload Option; and (ii) the term of the Reload Option shall be equal to the remaining option term of the Option  (including a Reload Option) which gave rise to the Reload Option. The Reload Option shall be evidenced by an appropriate  amendment to the Stock Option  Agreement  for the Option which gave rise to the  Reload  Option.  In the  event  the  exercise  price  of an  Option containing a reload  feature is paid by check and not in shares of Common Stock, the reload feature shall have no application with respect to such exercise.

10. Rights of Option Holders.  The holder of an Option  granted under the Plan shall have none of the rights of a  stockholder  with  respect to the stock covered by his Option  until such  stock  shall be  transferred  to him upon the exercise of his Option.

11. Alternate Stock Appreciation Rights.

(a) Concurrently  with, or subsequent to, the award of any Option to purchase  one or more  shares of Common  Stock,  the Board of  Directors  or the Committee may, in its sole discretion, subject to the provisions of the Plan and such other terms and  conditions  as the Board of Directors or the Committee may prescribe,  award to the  Optionee  with  respect to each share of Common  Stock covered by an Option (“Related Option”),  a related alternate stock appreciation right  (“SAR”),  permitting  the  Optionee  to be paid the  appreciation  on the Related  Option in lieu of  exercising  the Related  Option.  A SAR granted with respect to an Incentive  Stock Option must be granted  together with the Related Option. A SAR granted with respect to a Nonstatutory Stock Option may be granted together with, or subsequent to, the grant of such Related Option.

(b) Each SAR granted under the Plan shall be authorized by the Board of Directors or the Committee,  and shall be evidenced by a SAR Agreement  which shall be executed by the  Company and by the  individual  or entity to whom such SAR is granted.  The SAR Agreement shall specify the period during which the SAR is exercisable,  and such other terms and provisions not  inconsistent  with the Plan.

(c) A SAR  may be  exercised  only  if and to the  extent  that  its Related  Option is eligible to be  exercised on the date of exercise of the SAR.  To the extent that a holder of a SAR has a current  right to  exercise,  the SAR may be  exercised  from time to time by  delivery  by the holder  thereof to the Company at its principal  office  (attention:  Secretary) of a written notice of the number of shares with  respect to which it is being  exercised.  Such notice shall be accompanied by the agreements evidencing the SAR and the Related Option. In the event the SAR shall not be exercised in full, the Secretary  of the  Company  shall  endorse  or cause to be  endorsed  on the SAR Agreement and the Related Option  Agreement the number of shares which have been exercised  thereunder and the number of shares that remain exercisable under the SAR and the Related  Option and return such SAR and Related Option to the holder thereof.

(d) The  amount of payment to which an  Optionee  shall be  entitled upon the  exercise of each SAR shall be equal to one hundred  percent  (100%) of the amount, if any, by which the fair market value of a share of Common Stock on the exercise  date exceeds the exercise  price per share of the Related  Option; provided,  however,  the Company may, in its sole discretion,  withhold from any such cash payment any amount  necessary to satisfy the Company’s  obligation for withholding taxes with respect to such payment.

(e) The amount  payable by the Company to an Optionee  upon exercise of a SAR may, in the sole  determination  of the  Company,  be paid in shares of Common Stock, cash or a combination  thereof, as set forth in the SAR Agreement.  In the case of a payment in shares,  the number of shares of Common  Stock to be paid to an Optionee upon such  Optionee’s  exercise of a SAR shall be determined by dividing the amount of payment determined pursuant to Section 11(d) hereof by the fair market value of a share of Common  Stock on the  exercise  date of such SAR. For purposes of the Plan,  the exercise date of a SAR shall be the date the Company receives written  notification  from the Optionee of the exercise of the SAR in  accordance  with the  provisions  of Section  11(c)  hereof.  As soon as practicable after exercise, the Company shall either deliver to the Optionee the amount of cash due such  Optionee  or a  certificate  or  certificates  for such shares of Common  Stock.  All such  shares  shall be issued  with the rights and restrictions specified herein.

(f) SARs shall  terminate or expire upon the same  conditions and in the same manner as the Related Options, and as set forth in Section 13 hereof.

(g) The exercise of any SAR shall cancel and  terminate the right to purchase an equal number of shares covered by the Related Option.

(h) Upon the exercise or termination of any Related Option,  the SAR with respect to such Related Option shall  terminate to the extent of the number of shares of  Common  Stock as to which the  Related  Option  was  exercised  or terminated.

(i) A SAR granted  pursuant to the Plan shall be transferable to the same extent as the Related Option.

(j) All  references  in this  Plan to  “Options”  shall be deemed to include “SARs” where applicable.

12. Transferability of Options.

(a) No Option  granted under the Plan shall be  transferable  by the individual  or entity to whom it was  granted  other than by will or the laws of descent and distribution,  and, during the lifetime of an individual,  shall not be exercisable by any other person, but only by him.

(b) Notwithstanding Section 12(a) above, a Nonstatutory Stock Option granted  under  the  Plan may be  transferred  in  whole  or in part  during  an Optionee’s  lifetime,  upon  the  approval  of the  Board  of  Directors  or the Committee,  to an Optionee’s  “family  members” (as such term is defined in Rule 701(c)(3) of the  Securities  Act of 1933, as amended,  and General  Instruction A(1)(a)(5)  to  Form  S-8)  through  a gift or  domestic  relations  order.  The transferred  portion of a Nonstatutory Stock Option may only be exercised by the person or entity who acquires a proprietary  interest in such option pursuant to the transfer.  The terms applicable to the transferred portion shall be the same as those in effect for the Option  immediately  prior to such transfer and shall be set  forth  in such  documents  issued  to the  transferee  as the  Board  of Directors or the Committee may deem appropriate.  As used in this Plan the terms “Optionee”  and  “holder of an Option”  shall refer to the grantee of the Option and not any transferee thereof.

13. Effect of Termination of Employment or Death on Options.

(a) Unless otherwise provided in the Stock Option Agreement, if the employment of an employee by, or the services of a non-employee Director for, or consultant or advisor to, the Company or a parent or subsidiary  corporation  of the  Company  shall be  terminated  for “Cause” (as such term is defined hereinbelow)  or  voluntarily  by the  employee, non-employee  Director,  consultant  or advisor,  then his Option  shall  expire forthwith.  Unless otherwise provided in the Stock Option Agreement,  and except as provided in subsections (b) and (c) of this Section 13, if such employment or services shall terminate for any other reason, then such Option may be exercised at any time within three (3) months after such termination, subject to the provisions of subsection (d) of this Section 13. For purposes of the Plan,  the  retirement  of an  individual  either  pursuant to a pension or  retirement  plan adopted by the Company or at the normal  retirement date  prescribed  from  time  to time  by the  Company  shall  be  deemed  to be termination of such individual’s employment other than voluntarily or for cause. For  purposes  of this  subsection  (a),  an  employee,  non-employee  Director, consultant or advisor who leaves the employ or services of the Company to become an employee or non-employee Director of, or a consultant or advisor to, a parent or  subsidiary  corporation  of the Company or a corporation  (or  subsidiary or parent  corporation  of the  corporation)  which has  assumed  the Option of the Company as a result of a  corporate  reorganization  or like event  shall not be considered to have terminated his employment or services.   For purposes of awards made under the Plan, “Cause” shall mean, unless otherwise specifically provided in a Grantee’s award agreement, Participant’s (i) conviction of, guilty plea to or confession of guilt of a felony or a criminal act involving moral turpitude, (ii) commission of a fraudulent, illegal or dishonest act in respect of the Company or its successors, (iii) willful misconduct or gross negligence that reasonably could be expected to be injurious to the business, operations or reputation of the Company or its successors (monetarily or otherwise), (iv) material violation of the Company’s policies or procedures in effect from time to time; provided, however, to the extent such violation is subject to cure, Participant will have a reasonable opportunity to cure such violation after written notice thereof, or (v) material failure to perform duties as assigned to Participant by the Company  from time to time; provided, however, to the extent such failure is subject to cure, Participant will have a reasonable opportunity to cure such non-performance after written notice thereof.  Notwithstanding the foregoing, if a Participant has entered into a written employment or consulting agreement with the Company that specifies the conditions or circumstances under which the Participant’s service may be terminated for cause, then the terms of such agreement shall apply for purposes of determining whether “Cause” shall have occurred for purposes of this Plan.

(b) Unless otherwise provided in the Stock Option Agreement,  if the holder of an Option under the Plan dies (i) while employed by, or while serving as a non-employee  Director for or a consultant or advisor to, the Company or a parent or subsidiary corporation of the Company, or (ii) within three (3) months after the  termination of his  employment or services other than  voluntarily or for cause,  then such Option may, subject to the provisions of subsection (d) of this  Section 12, be  exercised  by the estate of the  employee or  non-employee Director,  consultant  or  advisor,  or by a person  who  acquired  the right to exercise such Option by bequest or inheritance or by reason of the death of such employee or non-employee Director, consultant or advisor, at any time within one (1) year after such death.

(c) Unless otherwise provided in the Stock Option Agreement,  if the holder of an Option  under the Plan ceases  employment  or  services  because of permanent and total  disability  (within the meaning of Section  22(e)(3) of the Code)  (“Permanent  Disability”)  while  employed  by,  or  while  serving  as a non-employee  Director for or  consultant or advisor to, the Company or a parent or subsidiary  corporation of the Company,  then such Option may, subject to the provisions of subsection (d) of this Section 13, be exercised at any time within one (1) year after his termination of employment, termination of Directorship or termination of consulting or advisory  services,  as the case may be, due to the disability.

(d) An Option  may not be  exercised  pursuant  to this  Section  13 except to the extent that the holder was  entitled to exercise the Option at the time of termination of employment,  termination of Directorship,  termination of consulting or advisory services, or death, and in any event may not be exercised after the expiration of the Option.

(e) For purposes of this Section 13, the employment  relationship of an  employee  of the  Company or of a parent or  subsidiary  corporation  of the Company  will be treated as  continuing  intact  while he is on military or sick leave or other bona fide leave of absence  (such as temporary  employment by the Government)  if such leave does not exceed ninety (90) days,  or, if longer,  so long as his  right  to  reemployment  is  guaranteed  either  by  statute  or by contract.

14. Exercise of Options.

(a) Unless  otherwise  provided in the Stock Option  Agreement,  any Option  granted under the Plan shall vest and become exercisable as to 33 1/3 % of the shares subject to such Option on the first anniversary of its date of grant, as to an additional 33 1/3% of the shares subject to such Option on the second anniversary of its date of grant, and as to the balance of the shares subject to such Option on the third anniversary of its date of grant.  The  Board of  Directors  or the Committee, in its absolute discretion, may provide in any Stock Option Agreement that the exercise of any Options  granted under the Plan shall be subject (i) to such condition or conditions as it may impose,  including, but not  limited to, a condition  that the  holder  thereof  remain  in the  employ or  service  of, or continue to provide  consulting or advisory services to, the Company or a parent or  subsidiary  corporation  of the Company for such period or periods  from the date of grant of the Option as the Board of Directors or the  Committee,  in its absolute  discretion,  shall  determine;  and (ii) to such limitations as it may impose,  including,  but not limited to, a limitation  that the  aggregate  fair market value  (determined at the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent  and  subsidiary  corporations)  shall not exceed  one  hundred  thousand dollars  ($100,000).  In  addition,  in the event  that  under any Stock  Option Agreement the aggregate fair market value  (determined at the time the Option is granted) of the Common Stock with respect to which  Incentive  Stock Options are exercisable  for the first time by any employee  during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds one hundred  thousand  dollars  ($100,000),  the Board of Directors or the Committee may, when shares are transferred upon exercise of such Options,  designate those shares which shall be treated as transferred upon exercise of an Incentive Stock Option and those shares which shall be treated as transferred upon exercise of a Nonstatutory Stock Option.

(b) An Option  granted  under  the Plan  shall be  exercised  by the delivery by the holder thereof to the Company at its principal office (attention of the  Secretary)  of written  notice of the number of shares  with  respect to which the  Option is being  exercised.  Such  notice  shall be  accompanied,  or followed within ten (10) days of delivery thereof, by payment of the full option price of such  shares,  and  payment of such  option  price shall be made by the holder’s delivery of (i) his check payable to the order of the Company,  or (ii) previously  acquired  Common  Stock,  the fair  market  value of which  shall be determined  as of the  date of  exercise  (provided  that the  shares  delivered pursuant hereto are acceptable to the Board of Directors or the Committee in its sole discretion) or (iii) if provided for in the Stock Option  Agreement,  his check  payable to the order of the  Company in an amount at least equal to the par value of the Common Stock being  acquired,  together  with a promissory  note, in form and upon such terms as are acceptable to the Board or the Committee, made payable to the order of the Company in an amount equal to the balance of the exercise  price, or (iv) by the holder’s  delivery of any  combination  of the  foregoing  (i),  (ii) and (iii). Alternatively,  if provided for in the Stock Option Agreement, the holder may elect to have the Company reduce the number of shares otherwise  issuable by a number of shares having a fair market value equal to the exercise price of the Option being exercised.

(c)          The Board or the Committee (as the case may be) shall determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Board or Committee shall determine the acceptable form of consideration at the time of grant.  Such consideration may consist entirely of:

(i)                                          cash;

(ii)                                       check;

(iii)            other Shares of the Company’s capital stock that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares as to which said Option shall be exercised;

(iv)            consideration received by the Company under a cashless exercise program permitted by the Board or Committee, including a cashless exercise program utilizing the services of a single broker acceptable to the Board or Committee;

(v)             a reduction in the amount of any Company liability to the Participant, including any liability attributable to participation in any Company-sponsored deferred compensation program or arrangement;

(vi)            any combination of the foregoing methods of payment; or

(vii)           such other consideration and method of payment , including a promissory note, for the issuance of shares to the extent permitted by governing law.

15. Adjustment Upon Change in Capitalization.

(a) In the event  that the  outstanding  Common  Stock is  hereafter changed by reason of reorganization,  merger,  consolidation,  recapitalization, reclassification,  stock split-up,  combination of shares,  reverse split, stock dividend or the like, an  appropriate  adjustment  shall be made by the Board of Directors or the Committee in the aggregate number of shares available under the Plan, in the number of shares (including restricted shares) and option price per share subject to  outstanding Options,  and  in any  limitation  on  exercisability  referred  to in  Sections 3 and 14(a)(ii) hereof which is set forth in outstanding  Incentive Stock Options.  If the  Company  shall  be  reorganized,   consolidated,  or  merged  with  another corporation,  subject to the  provisions of Section 19 hereof,  the holder of an Option  shall be  entitled to receive  upon the  exercise of his Option the same number  and kind of shares  of stock or the same  amount  of  property,  cash or securities  as he would have been  entitled to receive upon the happening of any such corporate  event as if he had been,  immediately  prior to such event,  the holder of the number of shares covered by his Option; provided, however, that in such event the Board of Directors or the Committee shall have the  discretionary power to take any action necessary or appropriate to prevent any Incentive Stock Option  granted  hereunder  which is intended to be an “incentive  stock option” from being  disqualified as such under the then existing  provisions of the Code or any law amendatory thereof or supplemental  thereto;  and provided,  further, however,  that in such event the Board of Directors or the Committee  shall have the  discretionary  power to take any action necessary or appropriate to prevent such  adjustment  from being deemed or  considered as the adoption of a new plan requiring shareholder approval under Section 422 of the Code and the regulations promulgated thereunder.

(b)  Any   adjustment   in  the   number  of  shares   shall   apply proportionately to only the unexercised portion of the Option granted hereunder.  If fractions of a share would result from any such  adjustment,  the  adjustment shall be revised to the next lower whole number of shares.

16. Further Conditions of Exercise of Options.

(a) Unless prior to the  exercise of the Option the shares  issuable upon such  exercise  have  been  registered  with the  Securities  and  Exchange Commission  pursuant to the  Securities  Act of 1933, as amended,  the notice of exercise shall be accompanied by a representation  or agreement of the person or estate  exercising  the Option to the Company to the effect that such shares are being acquired for investment  purposes and not with a view to the   distribution thereof, and such other documentation as may be required by the Company,  unless in the  opinion of counsel to the  Company  such  representation,  agreement  or documentation is not necessary to comply with such Act.

(b) If the  Common  Stock  is  listed  on any  securities  exchange, including,  without  limitation,  Nasdaq,  the Company shall not be obligated to deliver any Common Stock  pursuant to this Plan until it has been listed on each such  exchange.  In addition,  the Company shall not be obligated to deliver any Common Stock pursuant to this Plan until there has been  qualification  under or compliance with such federal or state laws,  rules or regulations as the Company may deem  applicable.  The Company shall use  reasonable  efforts to obtain such listing, qualification and compliance.

17.  Restricted Stock Grant Agreement.  Each Restricted Stock grant under the Plan shall be  authorized  by the Board of Directors or the  Committee,  and shall be evidenced by a Restricted Stock Grant Agreement which shall be executed by the Company and by the individual or entity to whom such Restricted  Stock is granted. The Restricted Stock Grant Agreement shall specify the number of shares of  Restricted  Stock  granted,  the  vesting  periods  and such other terms and provisions  as the Board of Directors  or the  Committee  may deem  necessary or appropriate.

18. Restricted Stock Grants.

(a) The Board of Directors  or the  Committee  may grant  Restricted Stock under the Plan to any individual or entity eligible to receive  Restricted Stock pursuant to clause (b) of Section 4 hereof.

(b) In addition to any other applicable provisions hereof and except as may otherwise be specifically provided in a Restricted Stock Grant Agreement, the following restrictions in this Section 18(b) shall apply to grants of Restricted Stock made by the Board or the Committee:

(i)   No shares granted  pursuant to a grant of Restricted Stock may  be  sold,  transferred,   pledged,   assigned  or  otherwise  alienated  or hypothecated until, and to the extent that, such shares are vested.

(ii)   Shares  granted  pursuant to a grant of Restricted  Stock shall vest as determined by the Board or the  Committee,  as provided for in the Restricted Stock Grant Agreement. Unless  otherwise  provided in the Restricted Stock  Grant Agreement,  the restrictions on any restricted shares granted under the Plan shall lapse as to 33 1/3 % of the shares on the first anniversary of its date of grant, as to an additional 33 1/3% of the shares on the second anniversary of its date of grant, and as to the balance of the shares on the third anniversary of its date of grant.  The foregoing  notwithstanding (but subject to the provisions of (iii) hereof and subject to the discretion of the Board or the Committee), a Grantee shall forfeit all shares not previously vested, if any, at such time as the Grantee is no longer  employed by, or serving as a Director of, or  rendering  consulting  or advisory  services  to, the Company or a parent or subsidiary corporation of the Company. All forfeited shares shall be returned to the Company.

(iii)   Notwithstanding   the   provisions   of  (ii)  hereof, non-vested  Restricted  Stock  shall  automatically  vest to the same  extent as non-vested options as provided for in Section 19 hereof.

(c) In determining the vesting  requirements with respect to a grant of Restricted  Stock, the Board or the Committee may impose such restrictions on any  shares  granted as it may deem  advisable  including,  without  limitation, restrictions relating to length of service, corporate performance, attainment of individual  or group  performance  objectives,  and federal or state  securities laws,  and may legend the  certificates  representing  Restricted  Stock to give appropriate  notice  of  such  restrictions.  Any  such  restrictions  shall  be specifically set forth in the Restricted Stock Grant Agreement.

(d)  Certificates  representing  shares  granted that are subject to restrictions  shall be held by the Company or, if the Board or the  Committee so specifies,  deposited with a third-party custodian or trustee until lapse of all restrictions on the shares.  After such lapse,  certificates for such shares (or the vested  percentage  of such shares) shall be delivered by the Company to the Grantee; provided, however, that the Company need not issue fractional shares.

(e) During any applicable  period of restriction,  the Grantee shall be the record owner of the  Restricted  Stock and shall be entitled to vote such shares and receive all  dividends and other  distributions  paid with respect to such shares  while they are so  restricted.  However,  if any such  dividends or distributions  are paid in shares  of  Company  stock or cash or other  property during an  applicable  period of  restriction,  the shares,  cash  and/or  other property  deliverable  shall be held by the Company or third party  custodian or trustee and be subject to the same  restrictions  as the shares with  respect to which they were issued. Moreover, the Board or the Committee may provide in each grant such other  restrictions,  terms and  conditions as it may deem  advisable with respect to the treatment and holding of any stock, cash or property that is received in exchange for Restricted Stock granted pursuant to the Plan.

(f) Each Grantee making an election pursuant to Section 83(b) of the Code shall,  upon making such election,  promptly  provide a copy thereof to the Company.

19. Liquidation, Merger or Consolidation.  Notwithstanding  Section 14(a) hereof, if the Board of Directors  approves a plan of complete  liquidation or a merger or consolidation  (other than a merger or consolidation that would result in the voting  securities of the Company  outstanding  immediately prior thereto continuing to represent  (either by remaining  outstanding or by being converted into voting securities of the surviving entity), at least fifty percent (50%) of the  combined  voting  power of the voting  securities  of the  Company (or such surviving entity)  outstanding  immediately after such merger or consolidation), the Options, stock appreciation rights and shares of restricted stock granted under the Plan shall be assumed or equivalent options, stock appreciation rights, or restricted shares substituted by the successor corporation or a parent or subsidiary of the successor corporation.   In the event that the Board or Committee determines that the successor corporation or a parent or a subsidiary of the successor corporation has refused to assume each outstanding Option, stock appreciation right, or restricted share or substitute equivalent options, stock appreciation rights, or restricted shares,  then optionees and holders of stock appreciation rights shall fully vest in and have the right to exercise each outstanding Option and stock appreciation right covered thereby, and all vesting periods of each Grantee’s restricted stock award shall be deemed to have been satisfied.  In that event, the Board or Committee shall notify all holders of outstanding Options and stock appreciation rights that all outstanding Options and stock appreciation rights shall immediately become fully vested and may be exercised for a period of twenty (20) days from the date of such notice and that any Options and stock appreciation rights that are not exercised within such period shall terminate upon consummation of such liquidation, merger or consolidation.

20.  Effectiveness of the Plan.  The Plan was adopted  by the  Board of Directors and is effective on February 6, 2003.

21. Termination, Modification and Amendment.

(a) The Plan (but not  Options  previously  granted  under the Plan) shall  terminate  on February  6, 2013,  which is within ten (10) years from the date of its  adoption  by the  Board of  Directors,  or  sooner  as  hereinafter provided,  and no Option or Restricted Stock shall be granted after  termination of the Plan.  The foregoing  shall not be deemed to limit the vesting period for Restricted Stock granted pursuant to the Plan.

(b) The  Board  of  Directors  may at any  time,  on or  before  the termination  date  referred  to in Section  21(a)  hereof,  without  stockholder approval,  terminate the Plan, or from time to time make such  modifications  or amendments to the Plan as it may deem advisable.

(c) No  termination,  modification,  or  amendment  of the Plan may, without the consent of the individual or entity to whom any Option or Restricted Stock shall have been  granted,  adversely  affect the rights  conferred by such Option or Restricted Stock grant.

22. Not a Contract of Employment.  Nothing contained in the Plan or in any Stock Option  Agreement or Restricted  Stock Grant Agreement  executed  pursuant hereto shall be deemed to confer upon any individual or entity to whom an Option or  Restricted  Stock is or may be granted  hereunder any right to remain in the employ or service of the Company or a parent or  subsidiary  corporation  of the Company or any entitlement to any  remuneration or other benefit pursuant to any consulting or advisory arrangement.

23. Use of Proceeds.  The  proceeds  from the sale of shares  pursuant to Options or  Restricted  Stock granted  under the Plan shall  constitute  general funds of the Company.

24.  Indemnification of Board of Directors or Committee.  In addition to such other rights of  indemnification as they may have, the members of the Board of Directors or the  Committee,  as the case may be, shall be indemnified by the Company to the extent  permitted  under  applicable  law  against  all costs and expenses  reasonably  incurred by them in connection  with any action,  suit, or proceeding  to which  they or any of them may be a party by reason of any action taken or  failure  to act  under or in  connection  with the Plan or any  rights granted thereunder and against all amounts paid by them in settlement thereof or paid  by  them  in  satisfaction  of a  judgment  of any  such  action,  suit or proceeding,  except a  judgment  based  upon a finding  of bad  faith.  Upon the institution of any such action,  suit, or  proceeding,  the member or members of the Board of  Directors or the  Committee,  as the case may be, shall notify the Company in writing,  giving the Company an opportunity at its own cost to defend the same before such  member or members  undertake  to defend the same on his or their own behalf.

25.  Captions.  The use of captions in the Plan is for convenience.  The captions are not intended to provide substantive rights.

26. Disqualifying Dispositions.  If Common Stock acquired upon exercise of an Incentive Stock Option granted under the Plan is disposed of within two years following the date of grant of the Incentive  Stock Option or one year following the issuance of the Common Stock to the Optionee, or is otherwise disposed of in a manner that  results in the  Optionee  being  required to  recognize  ordinary income,  rather  than  capital  gain,  from the  disposition  (a  “Disqualifying Disposition”),  the holder of the Common Stock shall,  immediately prior to such Disqualifying  Disposition,  notify the Company in writing of the date and terms of such Disqualifying  Disposition and provide such other information  regarding the Disqualifying Disposition as the Company may reasonably require.

27. Withholding Taxes.

(a)  Whenever  under  the Plan  shares  of  Common  Stock  are to be delivered to an Optionee  upon exercise of a  Nonstatutory  Stock Option or to a Grantee of  Restricted  Stock,  the  Company  shall be  entitled to require as a condition of delivery that the Optionee or Grantee  remit or, at the  discretion of the Board or the Committee,  agree to remit when due, an amount sufficient to satisfy all current or  estimated  future  Federal,  state and local  income tax withholding requirements,  including, without limitation, the employee’s portion of  any  employment  tax  requirements  relating  thereto.  At  the  time  of  a Disqualifying  Disposition,  the Optionee shall remit to the Company in cash the amount of any applicable Federal, state and local income tax withholding and the employee’s portion of any employment taxes.

(b) The Board of Directors or the Committee may, in its  discretion, provide  any or all  holders  of  Nonstatutory  Stock  Options  or  Grantees  of Restricted Stock with the right to use shares of Common Stock in satisfaction of all or part of the withholding taxes to which such holders may become subject in connection  with the exercise of their  Options or their  receipt of  Restricted Stock.  Such right may be  provided  to any such holder in either or both of the following formats:

(i) The election to have the Company withhold, from the shares of Common Stock otherwise  issuable upon the exercise of such Nonstatutory Stock Option or otherwise  deliverable as a result of the vesting of Restricted Stock, a portion of those  shares  with an  aggregate  fair  market  value equal to the percentage of the  withholding  taxes (not to exceed one hundred percent (100%)) designated by the holder.

(ii) The election to deliver to the  Company,  at the time the Nonstatutory Stock Option is exercised or Restricted Stock is granted or vested, one or more shares of Common  Stock  previously  acquired by such holder  (other than in connection with the option exercise or Restricted Stock grant triggering the  withholding  taxes)  with an  aggregate  fair  market  value  equal  to the percentage of the  withholding  taxes (not to exceed one hundred percent (100%)) designated by the holder.

28. Other Provisions.  Each Option  granted,  and each  Restricted  Stock grant,  under  the  Plan  may  contain  such  other  terms  and  conditions  not inconsistent  with the Plan as may be determined by the Board or the  Committee, in its sole  discretion.  Notwithstanding the foregoing, each Incentive Stock Option granted under the Plan shall include those terms and conditions which are necessary to qualify the Incentive Stock Option as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations thereunder and shall not include any terms and conditions which are inconsistent therewith.

29. Definitions.  For purposes of the Plan, the terms “parent corporation” and  “subsidiary  corporation”  shall have the  meanings  set forth in  Sections 424(e) and 424(f) of the Code, respectively, and the masculine shall include the feminine and the neuter as the context requires.

30.  Governing Law.  The Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the laws of the State of New York, excluding choice of law principles thereof.